EXHIBIT 10.14

                     FIRST SCIENTIFIC, INC.
________________________________________________________________

                       OPTION TO PURCHASE
                     SHARES OF COMMON STOCK
________________________________________________________________

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT, THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND UPON OBTAINING AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY), SATISFACTORY TO THE COMPANY, THAT SUCH DISPOSITION MAY BE MADE WITHOUT REGISTRATION OF THE SECURITIES UNDER SUCH ACT, OR UNLESS SOLD PURSUANT TO RULE 144. THE HOLDER OF THESE SECURITIES HAS AGREED AND COVENANTED NOT TO OFFER OR SELL THESE SECURITIES IN THE UNITED STATES, ITS TERRITORIES OR POSSESSIONS, OR TO PERSONS KNOWN TO BE NATIONALS OR RESIDENTS OF THE UNITED STATES, UNTIL THE EXPIRATION OF 365 DAYS AFTER THE ISSUANCE THEREOF, AND THEREAFTER ONLY IF THE SHARES ARE REGISTERED UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER IS AVAILABLE.



     THIS CERTIFIES THAT DANIEL L. RUCKER (the "Holder") is entitled to purchase, on the terms hereof, shares representing Five Percent (5.0%) of the issued and outstanding common stock of First Scientific, Inc., a Delaware corporation (the "Company"), subject to adjustment as provided herein.

     1. Exercise of Option. The terms and conditions upon which this Option may be exercised, and the Common Stock covered hereby (the "Option Stock") may be purchased, are as follows:

          1.1 Term. This Option may be exercised in whole or in part at any time and from time to time commencing after the date hereof, but in no case may this Option be exercised later than the close of business on August 15, 2006 (the "Termination Date"), after which time this Option shall terminate and shall be void and of no further force or effect.

          1.2  Purchase Price.  Except as adjusted pursuant to
Section 2 hereof, the per share purchase price for the shares of Common Stock to be issued upon exercise of this Option shall be One-Tenth of One Cent ($0.001) per share of Common Stock purchased.

          1.3 Vesting Schedule. This Option shall vest as follows:

               (a)  Immediately upon the execution of this
                    Option, the Holder shall have the right to exercise and receive up to forty percent (40%) of the total shares underlying this Option;

               (b) On August 15, 2002, the first anniversary of the issuance of this Option, the Holder shall have the right to exercise and receive up to an additional thirty percent (30%) of the total shares underlying this Option; and

               (c) On August 15, 2003, the second anniversary of the issuance of this Option, the Holder shall have the right to exercise and receive up to the remaining thirty percent (30%) of the total shares underlying this Option.

               (d) Notwithstanding the foregoing paragraphs 1.3(a), 1.3(b), and 1.3(c), in the event a
                    Change of Control (defined below) occurs, the Holder may participate in the Change of Control transaction as if this Option had been granted and exercised immediately prior to the Change in Control.

               (e) The term "Change in Control" shall mean a change in control of beneficial ownership of First Scientific's voting securities of a nature that would be required to be reported pursuant to Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any similar item on a successor or revised form; provided, however, that a Change in Control shall be deemed to have occurred when:

                    (i)  Any "person" (as such term is used in
                         Sections 13(d) and 14(d) of the Exchange
                         Act) is or becomes the "beneficial
                         owner" (as defined in Rule 13d?3 under
                         the Exchange Act), directly or
                         indirectly, of securities representing
                         thirty percent (30%) or more of the
                         combined voting power of First
                         Scientific's then outstanding voting
                         securities; or

                    (ii) During any period of three consecutive
                         years, the individuals who at the
                         beginning of such period constituted the Board, together with any Approved Directors elected during such period, cease for any reason to constitute at least a majority of the Board; or

                    (iii)     The shareholders of First
                         Scientific approve a plan of complete
                         liquidation of First Scientific or an
                         agreement for the sale or disposition by First Scientific of at least a majority of First Scientific's assets.

          1.4 Method of Exercise. The exercise of the purchase rights evidenced by this Option shall be effected by (a) the surrender of the Option, together with a duly executed copy of the form of subscription attached hereto, to the Company at its principal offices and (b) the delivery of the purchase price by cashier's check payable to the Company's order for the number of shares for which the purchase rights hereunder are being exercised. Subject to the approval of the Company, in its sole discretion, and after confirmation with its legal and or accounting advisers that an exercise under this Section 1 will not result in adverse accounting treatment for the Company, and all or any part of the Purchase Price and any withholding taxes may be paid by surrendering Shares then issuable upon exercise of the Option having a fair market value on the date of the Option exercise equal to the aggregate exercise price of the Option or exercised portion. In the event this Option is exercised in part at any time and not in whole, the Company shall promptly issue and deliver to the Holder a replacement Option Agreement reflecting the number of shares of Common Stock of the Company subject to such Option after giving effect to such partial exercise.

          1.5 Issuance of Shares. Upon the exercise of the purchase rights evidenced by this Option, a certificate or certificates for the purchased shares shall be issued to the Holder as soon as practicable (and in any event within three business days after exercise).

     2.   Certain Adjustments; Anti-Dilution Rights.

          2.1 Anti-Dilution Rights; Calculation of Issued and Outstanding Shares. The Holder shall be entitled to receive under this Option shares of the Company's common stock equaling up to Five Percent (5.0%) of the diluted issued and outstanding common stock of the Company (the "Diluted Outstanding Stock"), calculated as follows:

               (a) To determine the Diluted Outstanding Stock, the Company shall use as its base, the number of shares issued and outstanding as of the date of this Option, which was 33,571,951 shares (the "Undiluted Outstanding Stock"). To the Undiluted Outstanding Stock, the Company shall add shares of common stock equaling an additional Twenty-five Percent (25%). The sum of the Undiluted Outstanding Stock and the additional 25% shall be the Diluted Outstanding Stock.

                    (i)  For example, if the number of shares
                         issued and outstanding is 10,000,000,
                         the Company would add an additional 25%, or 2,500,000, for a Diluted Outstanding Stock total of 12,500,000. [This example may be unnecessary if the actual 8/15 number is used as the base.]

               (b) Subject to the vesting schedule set forth in Paragraph 1.3 above, the Holder shall have the right to exercise and receive under this Option shares equaling up to 5.0% of the Diluted Outstanding Stock.

          2.2 Adjustment to the Undiluted Outstanding Stock; Series B Preferred Stock; Exercise of Anti-Dilution Rights; Reverse Split. In the event that the Company issues additional shares of its common stock in connection with any of the following transactions, the number of shares representing the Undiluted Outstanding Stock shall be adjusted to include those shares issued in connection with the following transactions:

               (a)  the conversion of all of the issued and
                    outstanding shares of the Company's Series
                    2000-B Convertible Preferred Stock;

               (b) the effects of exercise of anti-dilution rights granted by the Company to Todd Heiner and/or Aspen Capital Resources, LLC; or

               (c)  the effects of a reverse split of the
                    Company's common stock.

     3. Fractional Shares. No fractional shares shall be issued in connection with any exercise of this Option.

     4. Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Option, such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Option; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of the entire Option, in addition to such other remedies as shall be available to the Holder of this Option, the Company will use its reasonable best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

     5. Privilege of Stock Ownership. Prior to the exercise of this Option, the Holder shall not be entitled, by virtue of hold ing this Option, to any rights of a stockholder of the Company.

     6.   Transfers and Exchanges.

          6.1 Subject to the limitations set forth below and subject to compliance with applicable federal and state securities laws, all or any part of this Option and all rights hereunder are transferable in whole or in part by Holder, provided such transfer is made in accordance with the provisions of that certain Securities Purchase Agreement of even date herewith entered into by the Holder, certain other Purchasers signatory thereto and the Company (the "Securities Purchase Agreement"). The terms and conditions of such Securities Purchase Agreement are hereby incorporated in and made a part of this Option Agreement. The transfer shall be recorded on the books of the Company upon the surrender of this Option, properly endorsed, to the Company at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In addition, the transferee shall at the same time submit its written consent and acknowledgment, by which the transferee shall covenant and agree to be bound by and comply with the Securities Purchase Agreement. In the event of a partial transfer, the Company shall issue to the several holders one or more appropriate new Options. The Company may deem and treat the registered Holder as the absolute owner of the Option (notwithstanding any notice of ownership or writing thereon made by anyone other than the Company) for all purposes, and the Company will not be affected by any notice to the contrary. No rights under and by virtue of this Option shall pass and be transferred separately and apart from this Option.

          6.2 All new Options issued in connection with transfers, exchanges or partial exercises shall be identical in form and provision to this Option except as to the number of shares issuable upon exercise thereof.

     7. Successors and Assigns. The terms and provisions of this Option Agreement shall be binding upon the Company and the Holder and their respective successors and assigns, subject at all times to the restrictions set forth in this Option Agreement and the Securities Purchase Agreement.

     8. Loss, Theft, Destruction or Mutilation of Option. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Option Agreement, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Option Agreement, if mutilated, the Company will make and deliver a new Option Agreement of like tenor and dated as of such cancellation, in lieu of this Option Agreement.

     9. Amendment. This Option Agreement and the terms of the Options may be amended only with the written consent of the Holder and the Company set forth in a writing specifying such amendment.

     10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised, except as to the purchase price, on the next succeeding day not a Saturday, Sunday or legal holiday.

     11. Notices. Any notice or demand authorized by this Option shall be sufficiently given or made, if in writing and personally served, sent by telecopy followed by written confirmation of receipt, or deposited in the United States mail, registered or certified, return receipt requested, postage prepaid, at or to the address or telecopy number as the receiving party shall have specified most recently by written notice to the other party. Notice shall be deemed given on the date of service if personally served or if sent by telecopy. Notice mailed as provided herein shall be deemed given on the next business day following the date sent by Federal Express or comparable next-day-delivery courier service, or on the third business day following the date mailed.


     If to First Scientific:  FIRST SCIENTIFIC, INC.
                    1877 West 2800 South, Suite 200
                    Ogden, UT 84401


     With a copy to:     Durham Jones & Pinegar
                    Attn: Jeffrey M. Jones, Esq.
                    111 East Broadway, Suite 900
                    Salt Lake City, Utah 84111

     If to the Holder:   Danlie L. Rucker
                    1971 E. Cedar Loop Drive
                    South Weber, UT 84405

     12. Investment Representation. The Holder, by accepting this Option, represents that the Holder is acquiring the Option for his own account for investment purposes and not with a view to any offer or distribution thereof and that the Holder will not sell or otherwise dispose of the Option or the underlying Option Stock in violation of applicable securities laws.

     DATED AS OF August 15, 2001

                                   FIRST SCIENTIFIC, INC.



                                   By:
                                   Name: Randall L. Hales, CEO
                                   and President